Exhibit (n)(12)

ROYCE PENNSYLVANIA MUTUAL FUND

RULE 18f-3 PLAN

Rule 18f-3 under the Investment Company Act of 1940 (the “Investment Company Act”) permits mutual funds to issue multiple classes of shares. Under Rule 18f-3(d), each mutual fund that seeks to rely upon Rule 18f-3 is required to (i) create a plan (a “18f-3 Plan”) setting forth the differences among each class of its shares, (ii) receive the approval of a majority of its Board of Trustees (including a majority of the non-interested trustees) that the 18f-3 Plan, including the expense allocation between each class of shares, is in the best interests of each class individually and the fund as a whole and (iii) file a copy of the 18f-3 Plan with the Securities and Exchange Commission (the “Commission”) as an exhibit to the fund’s registration statement. The following 18f-3 Plan is for Royce Pennsylvania Fund (the “Fund”), a series of The Royce Fund, and describes the differences between the classes of the Fund’s shares.

The Fund offers six classes of its shares—Consultant Class shares, Institutional Class shares, Service Class shares, Investment Class shares, R Class shares, and A Class shares. The shares of each class may be purchased at a price equal to the next determined net asset value per share of such class, subject to any sales loads and ongoing asset-based charges described below.

Consultant Class shares (i) are sold to investors who are customers of certain broker-dealers that have entered into agreements with, and may be compensated by, the distributor of the Fund’s shares and (ii) are subject to 12b-1 fees. Such 12b-1 fees are payable by Consultant Class shares to The Royce Fund’s distributor under the 12b-1 Plan. Information regarding the 12b-1 Plan and the 12b-1 fees payable by Consultant Class shares is set forth in the Fund’s current Prospectus for such shares and in the Statement of Additional Information for The Royce Fund. Consultant Class shares sold to investors after the date set by The Royce Fund’s Board of Trustees may, as set forth in the 12b-1 Plan, bear a contingent deferred sales load. Information regarding contingent deferred sales loads on redemptions of Consultant Class shares and any variations in, or the elimination of, any such contingent deferred sales load is set forth in the Fund’s current Prospectus for such shares and in the Statement of Additional Information for The Royce Fund.

Institutional Class shares (i) are designed primarily for investment by or through foundations, endowments, retirement plans, discount brokers, similar institutions, and other eligible investors satisfying the minimum initial investment criteria for the Class and (ii) are not subject to any 12b-1 fees.

Service Class shares are sold (i) to pension, profit-sharing, money-purchase, 401(k), 403(b), 457 and other tax-deferred or tax-exempt retirement plan accounts, whose sponsors, trustees and/or service providers have entered into agreements with, and may be compensated for account maintenance, shareholder servicing, recordkeeping and/or other administrative services by, the distributor of the Fund’s shares and (ii) to investors who are customers of certain broker-dealers that have entered into agreements with, and that are compensated by the distributor of, The Royce Fund’s shares. Service Class shares are subject to 12b-1 fees. Such 12b-1 fees are payable by Service Class shares to The Royce Fund’s distributor under the 12b-1 Plan. Information regarding the 12b-1 Plan and the 12b-1 fees payable by Service Class shares will be set forth in the Fund’s current Prospectus for such shares and in The Royce Fund’s Statement of Additional Information.

Investment Class shares (i) are not distributed through such compensated broker-dealers and (ii) are not subject to any 12b-1 fees.

R Class shares (i) are offered only through certain broker-dealers to “Retirement Plans” with accounts held on the books of the Fund through omnibus account arrangements (either at the plan level or at the level of the financial intermediary) and (ii) are subject to 12b-1 fees. Such 12b-1 fees are payable by R Class shares to The Royce Fund’s distributor under the 12b-1 Plan. Information regarding the 12b-1 Plan and the 12b-1 fees payable by R Class shares is set forth in the Fund’s current Prospectus for such shares and in the Statement of Additional Information for The Royce Fund. “Retirement Plans” include, 401(k) plans, 457 plans, employer sponsored 403(b) plans, defined benefit pension plans, profit sharing plans, nonqualified deferred compensation plans and other similar employer-sponsored retirement plans and rollover accounts from such plans to individual retirement vehicles, such as Traditional and Roth IRAs. “Retirement Plans” do not include individual retirement vehicles, such as Traditional and Roth IRAs, Coverdell Education Savings Accounts, individual 403 (b)(7) custodian accounts, Keogh plans or Section 529 college savings accounts. R Class shares are also not available to retail non-retirement accounts, SEPs, SARSEPs or SIMPLE IRAS.

A Class shares (i) are sold only to investors who are customers of certain broker-dealers or other financial intermediaries that have entered into agreements with, and may be compensated by or on behalf of, the Fund or the distributor of the Fund’s shares; (ii) are subject to 12b-1 fees; (iii) generally bear front-end sales loads; and (iv) may bear contingent deferred sales loads in certain circumstances. Such 12b-1 fees are payable by A Class shares to The Royce Fund’s distributor under the 12b-1 Plan. The Fund may impose front-end sales loads on sales of A Class shares and contingent deferred sales loads on redemptions of A Class shares. The Fund may pay to The Royce Fund’s distributor or the relevant financial intermediary, or the Fund may permit such person to retain, as the case may be, all or a portion of such front-end sales load or contingent deferred sales load as compensation for their services in connection with the sale of Fund shares. Information regarding the 12b-1 Plan and the 12b-1 fees payable by A Class shares thereunder, front-end sales loads on sales of A Class shares, contingent deferred sales loads on redemptions of A Class shares, and any variations in, or the elimination of, any such front-end and/or contingent deferred sales loads is set forth in the Fund’s current Prospectus for such shares and in the Statement of Additional Information for The Royce Fund.

Allocation of Expenses. Each class of shares of the Fund represents a pari passu interest in the Fund’s investment portfolio and other assets and has the same redemption, voting and other rights. Each class bears those identifiable expenses incurred solely for shareholders of such class, including (but not limited to) (i) printing and distributing prospectuses, periodic reports and proxy statements to shareholders, (ii) Commission and Blue Sky registration fees, (iii) transfer agency and other shareholder services and (iv) litigation or other legal expenses. Thus, Consultant Class, Service Class, R Class, and A Class shares bear the expenses of ongoing 12b-1 fees and have exclusive voting rights with respect to the 12b-1 Plan, and the 12b-1 fees that are imposed on such shares are imposed directly against that class and not against all of the Fund’s assets, so that such fees will not affect the net asset value of any other class. Expenses not incurred by a specific class of the Fund are allocated according to the net assets or number of shareholder accounts, each on a pro rata basis, of each class.

Dividends and Distributions. Net investment income dividends and capital gains distributions paid by the Fund on each class of its shares will be calculated in the same manner at the same time, may be allocated pro rata to each class of the Fund’s shares on the basis of the net assets of that class in relation to the net assets of the Fund, and may differ to the extent that 12b-1 fees relating to the Consultant Class, Service Class, R Class, or A Class or any other expenses incurred solely for a particular class are borne exclusively by that class.

Exchange Privilege. Shareholders of each class of shares of the Fund, have an exchange privilege, subject to required investment minimums, with the corresponding share class of the other series of The Royce Fund. With respect to Investment Class shares, shareholders may exchange their Investment Class Shares with Service Class shares of series of The Royce Fund that do not offer Investment Class shares. The Fund may terminate or limit the exchange privilege of any shareholder who makes more than four exchanges from the Fund in one calendar year. The exchange privilege may be modified or terminated in accordance with the rules of the Commission.

Allocation of Income, Realized Gains and Losses, and Unrealized Appreciation and Depreciation. Income, realized gains and losses, and unrealized appreciation and depreciation of the Fund are allocated pro rata according to the net assets of each class.

Amending 12b-1 Plan. The Fund will not implement any amendment to its 12b-1 Plan for the Consultant Class, Service Class, R Class, or A Class that would materially increase the amount that may be borne by such class unless the holders of such class of shares voting separately as a class approve the proposal.

Conversion of Consultant Class, Service Class, Investment Class, Institutional Class, R Class, and A Class Shares. Consultant Class, Service Class, Investment Class, Institutional Class, R Class, and A Class shares held by a person that is not eligible to own such shares may be converted to any share class for which the investor is eligible from time to time upon written instruction from the Fund’s President or a Fund Vice President to the Fund’s Transfer Agent, provided that (i) the investor is given prior notice of the proposed conversion and (ii) the conversion is effected on the basis of the relative net asset values of the two classes without the imposition of any sales load, fee or other charge. For these purposes, the Fund’s President or a Fund Vice President may, from time to time, determine that a person is not eligible to own shares of a particular class because such person is eligible to own shares of another class that has expenses, including payments authorized under a 12b-1 Plan, that are lower than such expenses of the class being converted.

This Plan shall become effective with respect to each class on the date set forth below.

THE ROYCE FUND,
On behalf of Royce Pennsylvania Mutual Fund

December 16, 2020	By:	/s/ Christopher D. Clark
Christopher D. Clark
President

ROYCE PREMIER FUND

RULE 18f-3 PLAN

Rule 18f-3 under the Investment Company Act of 1940 (the “Investment Company Act”) permits mutual funds to issue multiple classes of shares. Under Rule 18f-3(d), each mutual fund that seeks to rely upon Rule 18f-3 is required to (i) create a plan (a “18f-3 Plan”) setting forth the differences among each class of its shares, (ii) receive the approval of a majority of its Board of Trustees (including a majority of the non-interested trustees) that the 18f-3 Plan, including the expense allocation between each class of shares, is in the best interests of each class individually and the fund as a whole and (iii) file a copy of the 18f-3 Plan with the Securities and Exchange Commission (the “Commission”) as an exhibit to the fund’s registration statement. The following 18f-3 Plan is for Royce Premier Fund (the “Fund”), a series of The Royce Fund, and describes the differences between the classes of the Fund’s shares.

The Fund offers six classes of its shares—Service Class shares, Investment Class shares, Institutional Class, Consultant Class shares, R Class shares, and A Class shares. The shares of each class may be purchased at a price equal to the next determined net asset value per share of such class, subject to any sales loads and ongoing asset-based charges described below.

Service Class shares are sold (i) to pension, profit-sharing, money-purchase, 401(k), 403(b), 457 and other tax-deferred or tax-exempt retirement plan accounts, whose sponsors, trustees and/or service providers have entered into agreements with, and may be compensated for account maintenance, shareholder servicing, recordkeeping and/or other administrative services by, the distributor of the Fund’s shares and (ii) to investors who are customers of certain broker-dealers that have entered into agreements with, and may be compensated by, the distributor of the Fund’s shares. Service Class shares are subject to 12b-1 fees. Such 12b-1 fees are payable by Service Class shares to such distributor under The Royce Fund’s distribution plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the “12b-1 Plan”). Information regarding the 12b-1 Plan and the 12b-1 fees payable by Service Class shares will be set forth in the Fund’s current Prospectus for such shares and in The Royce Fund’s Statement of Additional Information.

Investment Class shares (i) are generally not distributed through compensated broker-dealers and (ii) are not subject to any 12b-1 fees.

Institutional Class shares (i) are designed primarily for investment by or through foundations, endowments, retirement plans, discount brokers, similar institutions, and other eligible investors satisfying the minimum initial investment criteria for the Class and (ii) are not subject to any 12b-1 fees.

Consultant Class shares (i) are sold to investors who are customers of certain broker-dealers that have entered into agreements with, and may be compensated by, the distributor of the Fund’s shares and (ii) are subject to 12b-1 fees. Such 12b-1 fees are payable by Consultant Class shares to The Royce Fund’s distributor under the 12b-1 Plan. Information regarding the 12b-1 Plan and the 12b-1 fees payable by Consultant Class shares is set forth in the Fund’s current Prospectus for such shares and in the Statement of Additional Information for The Royce Fund. Consultant Class shares sold to investors after the date set by The Royce Fund’s Board of Trustees may, as set forth in the 12b-1 Plan, bear a contingent deferred sales load. Information regarding contingent deferred sales loads on redemptions of Consultant Class shares and any variations in, or the elimination of, any such contingent deferred sales load is set forth in the Fund’s current Prospectus for such shares and in the Statement of Additional Information for The Royce Fund.

R Class shares (i) are offered only through certain broker-dealers to “Retirement Plans” with accounts held on the books of the Fund through omnibus account arrangements (either at the plan level or at the level of the financial intermediary) and (ii) are subject to 12b-1 fees. Such 12b-1 fees are payable by R Class shares to The Royce Fund’s distributor under the 12b-1 Plan. Information regarding the 12b-1 Plan and the 12b-1 fees payable by R Class shares is set forth in the Fund’s current Prospectus for such shares and in the Statement of Additional Information for The Royce Fund. “Retirement Plans” include, 401(k) plans 457 plans, employer sponsored 403(b) plans, defined benefit plans, profit sharing plans, nonqualified deferred compensation plans and other similar employer sponsored retirement plans. “Retirement Plans” do not include individual retirement vehicles, such as Traditional and Roth IRAs, Coverdell Education Savings Accounts, individual 403 (b)(7) custodian accounts, Keough plans or Section 529 college savings accounts. R Class shares are also not available to retail non-retirement accounts, SEPs, SARSEPs or SIMPLE IRAS.

A Class shares (i) are sold only to investors who are customers of certain broker-dealers or other financial intermediaries that have entered into agreements with, and may be compensated by or on behalf of, the Fund or the distributor of the Fund’s shares; (ii) are subject to 12b-1 fees; (iii) generally bear front-end sales loads; and (iv) may bear contingent deferred sales loads in certain circumstances. Such 12b-1 fees are payable by A Class shares to The Royce Fund’s distributor under the 12b-1 Plan. The Fund may impose front-end sales loads on sales of A Class shares and contingent deferred sales loads on redemptions of A Class shares. The Fund may pay to The Royce Fund’s distributor or the relevant financial intermediary, or the Fund may permit such person to retain, as the case may be, all or a portion of such front-end sales load or contingent deferred sales load as compensation for their services in connection with the sale of Fund shares. Information regarding the 12b-1 Plan and the 12b-1 fees payable by A Class shares thereunder, front-end sales loads on sales of A Class shares, contingent deferred sales loads on redemptions of A Class shares, and any variations in, or the elimination of, any such front-end and/or contingent deferred sales loads is set forth in the Fund’s current Prospectus for such shares and in the Statement of Additional Information for The Royce Fund.

Allocation of Expenses. Each class of shares of the Fund represents a pari passu interest in the Fund’s investment portfolio and other assets and has the same redemption, voting and other rights. Each class bears those identifiable expenses incurred solely for shareholders of such class, including (but not limited to) (i) printing and distributing prospectuses, periodic reports and proxy statements to shareholders, (ii) Commission and Blue Sky registration fees, (iii) transfer agency and other shareholder services and (iv) litigation or other legal expenses. Thus, Service Class, Consultant Class, R Class, and A Class shares bear the expenses of ongoing 12b-1 fees and have exclusive voting rights with respect to the 12b-1 Plan, and the 12b-1 fees that are imposed on such shares are imposed directly against that class and not against all of the Fund’s assets, so that such fees will not affect the net asset value of any other class. Expenses not incurred by a specific class of the Fund are allocated according to the net assets or number of shareholder accounts, each on a pro rata basis, of each class.

Dividends and Distributions. Net investment income dividends and capital gains distributions paid by the Fund on each class of its shares will be calculated in the same manner at the same time, may be allocated pro rata to each class of the Fund’s shares on the basis of the net assets of that class in relation to the net assets of the Fund, and may differ to the extent that 12b-1 fees relating to the Service Class, Consultant Class, R Class, and A Class or any other expenses incurred solely for a particular class are borne exclusively by that class.

Exchange Privilege. Shareholders of each class of shares of the Fund have an exchange privilege, subject to required investment minimums, with the corresponding share class of the other series of The Royce Fund. With respect to Investment Class Shares, shareholders may exchange their Investment Class shares with Service Class shares of series of The Royce Fund that do not offer Investment Class shares. The Fund may terminate or limit the exchange privilege of any shareholder who makes more than four exchanges from the Fund in one calendar year. The exchange privilege may be modified or terminated in accordance with the rules of the Commission.

Allocation of Income, Realized Gains and Losses, and Unrealized Appreciation and Depreciation. Income, realized gains and losses, and unrealized appreciation and depreciation of the Fund are allocated pro rata according to the net assets of each class.

Amending 12b-1 Plan. The Fund will not implement any amendment to its 12b-1 Plan for the Service Class, Consultant Class, R Class, or A Class that would materially increase the amount that may be borne by such class unless the holders of such class of shares, voting separately as a class, approve the proposal.

Conversion of Service Class, Investment Class, Institutional Class, Consultant Class, R Class, and A Class. Service Class, Investment Class, Institutional Class, Consultant Class, R Class, and A Class shares held by a person that is not eligible to own such shares may be converted to any share class for which the investor is eligible from time to time upon written instruction from the Fund’s President or a Fund Vice President to the Fund’s Transfer Agent, provided that (i) the investor is given prior notice of the proposed conversion and (ii) the conversion is effected on the basis of the relative net asset values of the two classes without the imposition of any sales load, fee or other charge. For these purposes, the Fund’s President or a Fund Vice President may, from time to time, determine that a person is not eligible to own shares of a particular class because such person is eligible to own shares of another class that has expenses, including payments authorized under a 12b-1 Plan, that are lower than such expenses of the class being converted.

        This Plan shall become effective with respect to each class on the date set forth below.

THE ROYCE FUND, On behalf of Royce Premier Fund

December 16, 2020	By:	/s/ Christopher D. Clark
Christopher D. Clark President

ROYCE SPECIAL EQUITY FUND

RULE 18f-3 PLAN

Rule 18f-3 under the Investment Company Act of 1940 (the “Investment Company Act”) permits mutual funds to issue multiple classes of shares. Under Rule 18f-3(d), each mutual fund that seeks to rely upon Rule 18f-3 is required to (i) create a plan (a “18f-3 Plan”) setting forth the differences among each class of its shares, (ii) receive the approval of a majority of its Board of Trustees (including a majority of the non-interested trustees) that the 18f-3 Plan, including the expense allocation between each class of shares, is in the best interests of each class individually and the fund as a whole and (iii) file a copy of the 18f-3 Plan with the Securities and Exchange Commission (the “Commission”) as an exhibit to the fund’s registration statement. The following 18f-3 Plan is for Royce Special Equity Fund (the “Fund”), a series of The Royce Fund, and describes the differences between the classes of the Fund’s shares.

The Fund offers five classes of its shares—Service Class shares, Investment Class shares, Institutional Class shares, Consultant Class shares, and A Class shares. The shares of each class may be purchased at a price equal to the next determined net asset value per share of such class, subject to any sales loads and ongoing asset-based charges described below.

Service Class shares are sold (i) to pension, profit-sharing, money-purchase, 401(k), 403(b), 457 and other tax-deferred or tax-exempt retirement plan accounts, whose sponsors, trustees and/or service providers have entered into agreements with, and may be compensated for account maintenance, shareholder servicing, recordkeeping and/or other administrative services by, the distributor of the Fund’s shares and (ii) to investors who are customers of certain broker-dealers that have entered into agreements with, and may be compensated by, the distributor of the Fund’s shares. Service Class shares are subject to 12b-1 fees. Such 12b-1 fees are payable by Service Class shares to such distributor under The Royce Fund’s 12b-1 Plan. Information regarding the 12b-1 Plan and the 12b-1 fees payable by Service Class shares will be set forth in the Fund’s current Prospectus for such shares and in The Royce Fund’s Statement of Additional Information.

Investment Class shares (i) are generally not distributed through compensated broker-dealers and (ii) are not subject to any 12b-1 fees.

Institutional Class shares (i) are designed primarily for investment by or through foundations, endowments, retirement plans, discount brokers, similar institutions, and other eligible investors satisfying the minimum initial investment criteria for the Class and (ii) are not subject to any 12b-1 fees.

Consultant Class shares (i) are sold to investors who are customers of certain broker-dealers that have entered into agreements with, and may be compensated by, the distributor of the Fund’s shares and (ii) are subject to 12b-1 fees. Such 12b-1 fees are payable by Consultant Class shares to The Royce Fund’s distributor under the 12b-1 Plan. Information regarding the 12b-1 Plan and the 12b-1 fees payable by Consultant Class shares is set forth in the Fund’s current Prospectus for such shares and in the Statement of Additional Information for The Royce Fund. Consultant Class shares sold to investors after the date set by The Royce Fund’s Board of Trustees may, as set forth in the 12b-1 Plan, bear a contingent deferred sales load. Information regarding contingent deferred sales loads on redemptions of Consultant Class shares and any variations in, or the elimination of, any such contingent deferred sales load is set forth in the Fund’s current Prospectus for such shares and in the Statement of Additional Information for The Royce Fund.

A Class shares (i) are sold only to investors who are customers of certain broker-dealers or other financial intermediaries that have entered into agreements with, and may be compensated by or on behalf of, the Fund or the distributor of the Fund’s shares; (ii) are subject to 12b-1 fees; (iii) generally bear front-end sales loads; and (iv) may bear contingent deferred sales loads in certain circumstances. Such 12b-1 fees are payable by A Class shares to The Royce Fund’s distributor under the 12b-1 Plan. The Fund may impose front-end sales loads on sales of A Class shares and contingent deferred sales loads on redemptions of A Class shares. The Fund may pay to The Royce Fund’s distributor or the relevant financial intermediary, or the Fund may permit such person to retain, as the case may be, all or a portion of such front-end sales load or contingent deferred sales load as compensation for their services in connection with the sale of Fund shares. Information regarding the 12b-1 Plan and the 12b-1 fees payable by A Class shares thereunder, front-end sales loads on sales of A Class shares, contingent deferred sales loads on redemptions of A Class shares, and any variations in, or the elimination of, any such front-end and/or contingent deferred sales loads is set forth in the Fund’s current Prospectus for such shares and in the Statement of Additional Information for The Royce Fund.

Allocation of Expenses. Each class of shares of the Fund represents a pari passu interest in the Fund’s investment portfolio and other assets and has the same redemption, voting and other rights. Each class bears those identifiable expenses incurred solely for shareholders of such class, including (but not limited to) (i) printing and distributing prospectuses, periodic reports and proxy statements to shareholders, (ii) Commission and Blue Sky registration fees, (iii) transfer agency and other shareholder services and (iv) litigation or other legal expenses. Thus, Service, Consultant, and A Class shares bear the expenses of ongoing 12b-1 fees and have exclusive voting rights with respect to the 12b-1 Plan, and the 12b-1 fees that are imposed on such shares are imposed directly against that class and not against all of the Fund’s assets, so that such fees will not affect the net asset value of any other class. Expenses not incurred by a specific class of the Fund are allocated according to the net assets or number of shareholder accounts, each on a pro rata basis, of each class.

Dividends and Distributions. Net investment income dividends and capital gains distributions paid by the Fund on each class of its shares will be calculated in the same manner at the same time, may be allocated pro rata to each class of the Fund’s shares on the basis of the net assets of that class in relation to the net assets of the Fund, and may differ to the extent that 12b-1 fees relating to the Service Class, Consultant Class, and A Class or any other expenses incurred solely for a particular class are borne exclusively by that class.

Exchange Privilege. Shareholders of each class of shares of the Fund have an exchange privilege, subject to required investment minimums, with the corresponding share class of the other series of The Royce Fund. With respect to Investment Class shares, shareholders may exchange their Investment Class shares with Service Class shares of series of The Royce Fund that do not offer Investment Class shares. The Fund may terminate or limit the exchange privilege of any shareholder who makes more than four exchanges from the Fund in one calendar year. The exchange privilege may be modified or terminated in accordance with the rules of the Commission.

Allocation of Income, Realized Gains and Losses, and Unrealized Appreciation and Depreciation. Income, realized gains and losses, and unrealized appreciation and depreciation of the Fund are allocated pro rata according to the net assets of each class.

Amending 12b-1 Plan. The Fund will not implement any amendment to its 12b-1 Plan for the Service Class, Consultant Class, or A Class that would materially increase the amount that may be borne by such class unless the holders of such class of shares, voting separately as a class, approve the proposal.

Conversion of Service Class, Investment Class, Institutional Class, Consultant Class, and A Class Shares. Service Class, Investment Class, Institutional Class, Consultant Class, and A Class shares held by a person that is not eligible to own such shares may be converted to any share class for which the investor is eligible from time to time upon written instruction from the Fund’s President or a Fund Vice President to the Fund’s Transfer Agent, provided that (i) the investor is given prior notice of the proposed conversion and (ii) the conversion is effected on the basis of the relative net asset values of the two classes without the imposition of any sales load, fee or other charge. For these purposes, the Fund’s President or a Fund Vice President may, from time to time, determine that a person is not eligible to own shares of a particular class because such person is eligible to own shares of another class that has expenses, including payments authorized under a 12b-1 Plan, that are lower than such expenses of the class being converted.

        This Plan shall become effective with respect to each class on the date set forth below.

THE ROYCE FUND, On behalf of Royce Special Equity Fund

December 16, 2020	By:	/s/ Christopher D. Clark
Christopher D. Clark President